Exhibit 10.1

Execution Version

LIMITED WAIVER AND THIRD AMENDMENT

TO SECOND LIEN TERM LOAN AGREEMENT

This LIMITED WAIVER AND THIRD AMENDMENT TO SECOND LIEN TERM LOAN AGREEMENT (this “Waiver and Amendment”), dated as of June 29, 2012, is by and among EUREKA HUNTER PIPELINE, LLC, a Delaware limited liability company (the “Borrower”), PENNANTPARK INVESTMENT CORPORATION, a Maryland corporation (“PennantPark”) and the other financial institutions party hereto (together with PennantPark, the “Lenders”).

WHEREAS, the Borrower and the Lenders are parties to that certain Second Lien Term Loan Agreement, dated as of August 16, 2011 (as amended by that certain First Amendment to Second Lien Term Loan Agreement dated as of September 20, 2011 and that certain Second Amendment to Second Lien Term Loan Agreement dated as of May 2, 2012 and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and U.S. Bank National Association, as collateral agent (the “Collateral Agent”);

WHEREAS, Borrower has advised the Lenders that the Borrower anticipates the occurrence of certain Events of Default and has requested that the Lenders agree to waive such Events of Default as described herein;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as described herein; and

WHEREAS, on the terms and subject to the conditions contained herein, the Lenders are willing to waive certain anticipated Events of Default and make certain amendments to the Credit Agreement, in each case, in accordance with Section 10.2 of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.

(a)         Capitalized terms used but not defined in this Waiver and Amendment shall have the meanings ascribed to such terms in the Credit Agreement.  The principles of interpretation set forth in Section 1.4 of the Credit Agreement shall apply to the provisions of this Waiver and Amendment.

(b)         Each reference to “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, each reference to “this Agreement” or “the Credit Agreement” and each other similar reference contained in the Agreement or any other Loan Document shall on and after the Third Amendment Effective Date (as defined below) refer to the Credit Agreement as amended by this Waiver and Amendment.  Any notices, requests, certificates and other instruments executed and delivered on or after the Third

Amendment Effective Date may refer to the Credit Agreement without making specific reference to this Waiver and Amendment but nevertheless all such references shall mean the Credit Agreement as amended by this Waiver and Amendment unless the context otherwise requires.

2.             Limited Waiver.  Effective as of the Third Amendment Effective Date, the Lenders party hereto hereby agree to waive any Events of Default occurring as a result of the Borrower’s failure to comply with (i) the minimum Interest Coverage Ratio required by Section 6.1(b) of the Credit Agreement for the Fiscal Quarter ended June 30, 2012, and (ii) the maximum Total Leverage Ratio required by Section 6.1(c) of the Credit Agreement for the Fiscal Quarter ended June 30, 2012.

3.             Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 4 below and subject to the satisfaction of the conditions set forth in Section 5 below, the parties hereby agree to the following amendments:

(a)         Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in proper alphabetical sequence:

“Third Amendment” means that certain Limited Waiver and Third Amendment to Second Lien Term Loan Agreement dated as of June 29, 2012, by and among the Borrower and the Lenders party thereto.

“Third Amendment Effective Date” means the “Third Amendment Effective Date” as defined in the Third Amendment.

(b)         Section 2.11 of the Credit Agreement is hereby amended by replacing each reference to “Change of Control” appearing therein with “Change in Control”.

(c)         Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)       Cash Interest and Additional Interest.

(i)  Prior to the Third Amendment Effective Date, interest shall be payable on the principal amount of the Loans at a fixed rate equal to (x) 9.75% per annum, payable in cash (all interest payable pursuant to this clause (x) and pursuant to Section 2.12(a)(ii) below being referred to herein as “Cash Interest”), and (y) 2.75% per annum (increasing to 3.75% per annum on and at all times after the first date following the Closing Date on which a Loan Party incurs any Indebtedness, other than Loans, in excess of $1,000,000), payable in cash (all interest payable pursuant to this clause (y) being referred to herein as “Additional Interest”), in each case, subject to Section 2.12(d) below.

(ii)  On and after the Third Amendment Effective Date, interest shall be payable on the principal amount of the Loans at a fixed rate equal to 12.50% per annum (increasing to 13.50% per annum on and at all times after the first date following the Third Amendment Effective Date on which a Loan Party incurs any Indebtedness, other than Loans, in excess of $1,000,000), payable in cash.”

(d)         Section 2.12(d) of the Credit Agreement is hereby amended by inserting the words “occurring prior to the Third Amendment Effective Date” immediately following the words “on each Interest Payment Date” appearing therein.

(e)         Section 5.2(i) of the Credit Agreement is hereby amended by replacing the words “Additional Interest” appearing therein with “interest”.

(f)          Section 6.1(b) of the Credit Agreement is hereby amended by (i) replacing the required minimum Interest Coverage Ratio of “1.00:1.00” for the Fiscal Quarter ending September 30, 2012 with a required minimum Interest Coverage Ratio of “0.85:1.00”, (ii) replacing the required minimum Interest Coverage Ratio of “1.00:1.00” for the Fiscal Quarter ending December 31, 2012 with a required minimum Interest Coverage Ratio of “0.85:1.00” and (iii) inserting the following sentence immediately prior to the last sentence appearing in such Section:

“Notwithstanding the foregoing, (x) if the First Lien Funding Date shall have occurred on or prior to September 30, 2012, the required minimum Interest Coverage Ratio for the Fiscal Quarter ending September 30, 2012 shall be 1.00:1.00 and (y) if the First Lien Funding Date shall have occurred on or prior to December 31, 2012, the required minimum Interest Coverage Ratio for the Fiscal Quarter ending December 31, 2012 shall be 1.00:1.00, in each case, unless the First Lien Credit Agreement shall have been amended on or prior to such date in a manner satisfactory to the Required Lenders.”

(g)         Section 6.1(c) of the Credit Agreement is hereby amended by (i) replacing the required maximum Total Leverage Ratio of “6.50:1.00” for the Fiscal Quarter ending September 30, 2012 with a required maximum Total Leverage Ratio of “9.50:1.00”, (ii) replacing the required maximum Total Leverage Ratio of “6.50:1.00” for the Fiscal Quarter ending December 31, 2012 with a required maximum Total Leverage Ratio of “8.50:1.00” and (iii) inserting the following sentence immediately prior to the last sentence appearing in such Section:

“Notwithstanding the foregoing, (x) if the First Lien Funding Date shall have occurred on or prior to September 30, 2012, the required maximum Total Leverage Ratio for the Fiscal Quarter ending September 30, 2012 shall be 6.50:1.00 and (y) if the First Lien Funding Date shall have occurred on or prior to December 31, 2012, the required maximum Total Leverage Ratio for the Fiscal Quarter ending December 31, 2012 shall be 6.50:1.00, in each case, unless the First Lien Credit Agreement shall have been amended on or prior to such date in a manner satisfactory to the Required Lenders.”

4.             Representations and Warranties.  The Borrower represents and warrants as of the Third Amendment Effective Date to each Lender that:

(a)         The Borrower (i) has the power and authority, and the legal right, to make, deliver and perform this Waiver and Amendment and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Waiver and Amendment;

(b)         No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Waiver and Amendment;

(c)         This Waiver and Amendment (i) has been duly executed and delivered on behalf of the Borrower and (ii) constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)         The execution, delivery and performance of this Waiver and Amendment, the borrowings under the Credit Agreement in connection herewith, and the use of the proceeds thereof will not result in a violation of any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents);

(e)         After giving effect to the limited waiver set forth in Section 2, the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and accurate in all material respects as of the date hereof (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties shall be true and correct in all respects, and those representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) with the same force and effect as if such had been made on and as of the date hereof; and

(f)          after giving effect to the limited waiver set forth in Section 2, no Default or Event of Default has occurred and is continuing.

5.             Conditions Precedent.  The effectiveness of this Waiver and Amendment is subject to the satisfaction of the following conditions (the date of satisfaction of such conditions, the “Third Amendment Effective Date”):

(a)         the Lenders having executed and delivered this Waiver and Amendment;

(b)         the Lenders having received this Waiver and Amendment duly executed and delivered by a Responsible Officer of the Borrower;

(c)         (x) each Lender consenting in writing to this Waiver and Amendment having received in cash a fee equal to 1.00% of the aggregate principal amount of the Loans and/or Commitments held by it as of the Third Amendment Effective Date and (y) PennantPark and the Collateral Agent having received any fees, expenses and other amounts payable pursuant to Section 10.3 of the Credit Agreement (including fees of counsel) that are outstanding as of the Third Amendment Effective Date; and

(d)         the Third Amendment Effective Date having occurred on or prior to June 30, 2012.

6.             Loan Documents.  This Waiver and Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.  This Waiver and Amendment is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

7.             Severability.  Any provision of this Waiver and Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.             Integration.  This Waiver and Amendment and the other Loan Documents represent the entire agreement of the Loan Parties and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.             GOVERNING LAW.  THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.          Survival.  The representations and warranties contained in Section 4 of this Waiver and Amendment shall survive the execution and delivery of this Waiver and Amendment and the Third Amendment Effective Date.

11.          Release.  In consideration of, among other things, the Lenders’ execution and delivery of this Waiver and Amendment, to the extent permitted by applicable law, the Borrower hereby forever agrees and covenants not to sue or prosecute against any Lender or its affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of federal securities laws), and their respective successors and assigns, and each and all of the officers, directors, partners, employees, agents, attorneys and other representatives of each of the foregoing in their respective capacities as such (collectively, the “Releasees” and each a “Releasee”) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims, actions, suits, demands, controversies, trespasses, judgments, costs or expenses whatsoever that the Borrower now has or hereafter may have of whatsoever nature and kind, which are actually known to a Responsible Officer of the Borrower, whether arising at law or in equity, against the Releasees, based in whole or in part on facts arising on or prior to the Third Amendment Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Lenders, on the other hand, relating to any or all of the Loan Documents or transactions contemplated thereby.

12.          Ratification; No Other Amendments; No Waiver. Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.  Other than as otherwise expressly provided herein, this Waiver and Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Lender, the Collateral Agent or any other Indemnitee under the Agreement or any of the other Loan Documents, nor shall the entering into of this Waiver and Amendment preclude any such Person from refusing to enter into any further amendments with respect to the Agreement or any of the other Loan Documents.  Other than as expressly provided herein, this Waiver and Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

13.          Headings.  The section headings contained in this Waiver and Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Waiver and Amendment.

14.          Amendments.  This Waiver and Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 10.2 of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EUREKA HUNTER PIPELINE, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President

PENNANTPARK INVESTMENT
CORPORATION
as a Lender

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

PENNANTPARK SBIC LP
as a Lender

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Manager of PennantPark SBIC, GP, LLC
General Partner of PennantPark SBIC LP